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                                                                      Exhibit 23

     We consent to the incorporation by reference of our report dated February 8, 2000, with respect to the consolidated financial statements and financial statements schedule of ACT Teleconferencing, Inc. included in the Registration Statement on Form S-1 and related Prospectus of ACT Teleconferencing, Inc. for the registration of 50,000 shares of common stock and 212,500 warrants.


                                       ERNST & YOUNG LLP


Denver, Colorado
June 7, 2000